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                           [HALE AND DORR LETTERHEAD]



                               September 15, 1995



Board of Trustees
John Hancock Bond Fund, on behalf of
John Hancock Investment Quality Bond Fund
101 Huntington Avenue
Boston, Massachusetts  02199

Board of Trustees
John Hancock Sovereign Bond Fund
101 Huntington Avenue
Boston, Massachusetts  02199

Dear Members of the Boards of Trustees:

     You have requested our opinion regarding the federal income tax consequences of the acquisition by John Hancock Sovereign Bond Fund ("Acquiring Fund") of all of the assets of John Hancock Investment Quality Bond Fund ("Acquired Fund"), a series of John Hancock Bond Fund (the "Trust"), in exchange solely for (i) the assumption by Acquiring Fund of all of the liabilities of Acquired Fund and (ii) the issuance of Class A and Class B voting shares of beneficial interest of Acquiring Fund (the "Acquiring Fund Shares") to Acquired Fund, followed by the distribution by Acquired Fund, in liquidation of Acquired Fund, of the Acquiring Fund Shares to the shareholders of Acquired Fund and the termination of Acquired Fund (the foregoing together constituting the "reorganization" or the "transaction").

     In rendering this opinion, we have examined and relied upon (i) the prospectus for the Class A and Class B shares of Acquired Fund, dated May 15, 1995, (ii) the statement of additional information for the Class A and Class B shares of Acquired Fund, dated May 15, 1995, (iii) the prospectus for the Class A and Class B shares of Acquiring Fund, dated May 1, 1995, (iv) the statement of additional information for the Class A and Class B shares of Acquiring Fund, dated May 1, 1995, (v) the registration statement on Form N-14 of Acquiring Fund relating to the transaction (the "Registration Statement") filed with the

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Boards of Trustees
John Hancock Bond Fund
John Hancock Sovereign Bond Fund
September 15, 1995
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Securities and Exchange Commission (the "SEC"), (vi) the proxy statement and prospectus relating to the transaction dated July 21, 1995 (the "Proxy Statement"), (vii) the Agreement and Plan of Reorganization, made July 14, 1995, between Acquiring Fund and the Trust, on behalf of Acquired Fund (the "Agreement"), (viii) the representation letters on behalf of Acquiring Fund and Acquired Fund referred to below and (ix) such other documents as we deemed appropriate. We have assumed that all parties to the Agreement have acted and will act in accordance with the terms of the Agreement and all other documents relating to the transaction.

     The conclusions expressed herein represent our judgment regarding the proper treatment of Acquiring Fund, Acquired Fund and the shareholders of Acquired Fund on the basis of our analysis of the Internal Revenue Code of 1986, as amended (the "Code"), case law, Treasury regulations and the rulings and other pronouncements of the Internal Revenue Service (the "Service") which exist at the time this opinion is rendered, all of which are subject to prospective or retroactive change. Our opinion represents our best judgment regarding the issues presented and is not binding upon the Service or any court. Moreover, our opinion does not provide any assurance that a position taken in reliance on such opinion will not be challenged by the Service and does not constitute any representation or warranty that such position, if so challenged, will not be rejected by a court.

                                      FACTS
                                      -----

     Acquiring Fund is a business trust established under the laws of The Commonwealth of Massachusetts in 1984 (as the successor to a Maryland corporation organized in 1973) and is registered as an open-end investment company under the Investment Company Act of 1940, as amended (the "1940 Act").

     The investment objective of Acquiring Fund is to generate a high level of current income, consistent with prudent investment risk, through investment in a diversified portfolio of freely marketable debt securities. Acquiring Fund seeks high current income consistent with the moderate level of risk associated with a portfolio consisting primarily of investment-grade debt securities. Under normal market conditions, at least 65% of the value of Acquiring Fund's assets will be comprised of bonds and/or debentures. In addition, Acquiring Fund contemplates that at least 75% of the value of its total investments in debt securities (other than commercial paper) will be represented by those securities that have, at the time of purchase, a rating within the four highest grades as determined by Moody's Investors Service,


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Boards of Trustees
John Hancock Bond Fund
John Hancock Sovereign Bond Fund
September 15, 1995
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Inc. ("Moody's") or Standard & Poor's Ratings Group ("S&P") and debt securities of banks, the U.S. Government and its agencies or instrumentalities and other issuers which, although not rated as a matter of policy by either Moody's or S&P, are considered by Acquiring Fund to have investment quality comparable to securities receiving ratings within the four highest grades. Acquired Fund may also invest in certain other securities or instruments described in its prospectus.

     Acquired Fund is a series of a business trust, the Trust, which was established under the laws of The Commonwealth of Massachusetts in 1984 and is registered as an open-end investment company under the 1940 Act. The Trust has several separate series and may create additional series in the future. Each series of the Trust has separate assets and liabilities from those of each other series. Each such series is treated as a separate corporation and regulated investment company pursuant to Section 851(h) of the Code.

     The investment objective of Acquired Fund is to earn a high level of current income, consistent with prudent risk and safety of principal, primarily through investing in a diversified portfolio of investment quality fixed income securities. Under normal market conditions, Acquired Fund pursues this objective by investing at least 65% of the value of its total assets in investment quality fixed income securities, which include: (1) U.S. dollar denominated debt securities of foreign and U.S. issuers which are issued in or outside of the U.S. and are rated within the three highest quality ratings by S&P or Moody's;
(2) obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities; and (3) high quality money market instruments including short-term obligations of the U.S. Government or its agencies, certificates of deposit, bankers' acceptances (each being of investment grade) and commercial paper rated at least P-1 by Moody's or A-1 by S&P. Acquired Fund may also invest in lower-rated securities, unrated securities, and certain other securities or instruments described in its prospectus.

     The steps comprising the reorganization, as set forth in the Agreement, are as follows:

         (i) Acquired Fund will transfer to Acquiring Fund all of its assets (consisting, without limitation, of portfolio securities and instruments, dividend and interest receivables, cash and other assets). In exchange for the assets transferred to it, Acquiring Fund will (A) assume all of the liabilities of Acquired Fund (comprising all of its known and unknown liabilities


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Boards of Trustees
John Hancock Bond Fund
John Hancock Sovereign Bond Fund
September 15, 1995
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and referred to hereinafter as the "Acquired Fund Liabilities") and (B) issue
Acquiring Fund Shares to Acquired Fund that have an aggregate net asset value equal to the value of the assets transferred to Acquiring Fund by Acquired Fund, less the value of the Acquired Fund Liabilities assumed by Acquiring Fund.

         (ii) Promptly after the transfer of its assets to Acquiring Fund, Acquired Fund will distribute in liquidation the Acquiring Fund Shares it receives in the exchange to Acquired Fund shareholders pro rata in exchange for their surrender of their shares of Acquired Fund ("Acquired Fund Shares"). In these exchanges, holders of Acquired Fund Shares designated as Class A ("Class A Acquired Fund Shares") will receive Acquiring Fund Shares designated as Class A ("Class A Acquiring Fund Shares"), and holders of Acquired Fund Shares designated as Class B ("Class B Acquired Fund Shares") will receive Acquiring Fund Shares designated as Class B ("Class B Acquiring Fund Shares").

                 (iii) After such exchanges, liquidation and distribution, the existence of Acquired Fund will be promptly terminated in accordance with Massachusetts law.

     The Agreement and the transactions contemplated thereby were approved by the Board of Trustees of Acquiring Fund at a meeting held on May 1, 1995. Acquiring Fund shareholders are not required and were not asked to approve the transaction. The Agreement and the transactions contemplated thereby were approved by the Board of Trustees of the Trust, on behalf of Acquired Fund, at a meeting held on May 16, 1995, subject to the approval of Acquired Fund shareholders. Acquired Fund shareholders approved the transaction at a meeting held on September 8, 1995.

     Massachusetts law does not provide dissenters' rights for Acquired Fund shareholders in the transaction. Additionally, it is the position of the Division of Investment Management of the SEC that appraisal rights, in contexts such as the reorganization, are inconsistent with Rule 22c-1 under the 1940 Act and are therefore preempted and invalidated by such rule. Consequently, Acquired Fund shareholders will not have dissenters' or appraisal rights in the transaction.

     Our opinions set forth below are subject to the following factual assumptions being true on the date the transaction is consummated, i.e., the date of this opinion letter. Authorized representatives of Acquiring Fund and Acquired Fund have represented to us by letters of even date herewith that the following assumptions are true on this date:
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Boards of Trustees
John Hancock Bond Fund
John Hancock Sovereign Bond Fund
September 15, 1995
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     (a) Acquiring Fund has no plan or intention to redeem or otherwise reacquire any of the Acquiring Fund Shares received by shareholders of Acquired Fund in the transaction except in connection with its legal obligation under
Section 22(e) of the 1940 Act as a registered open-end investment company to redeem its own shares.

     (b) After the transaction, Acquiring Fund will continue the historic business of Acquired Fund and will use all of the assets acquired from Acquired Fund in the ordinary course of a business.

     (c) Acquiring Fund has no plan or intention to sell or otherwise dispose of any assets of Acquired Fund acquired in the transaction, except for dispositions made in the ordinary course of its business or to maintain its qualification as a regulated investment company under Subchapter M of the Code.

     (d) The shareholders of Acquiring Fund and the shareholders of Acquired Fund will bear their respective expenses, if any, in connection with the transaction.

     (e) Acquiring Fund and Acquired Fund will each bear its own expenses incurred in connection with the transaction. Any liabilities of Acquired Fund attributable to such expenses that remain unpaid on the closing date of the transaction and are assumed by Acquiring Fund in the transaction are attributable to Acquired Fund's expenses that are solely and directly related to the transaction in accordance with the guidelines established in Rev. Rul. 73-54, 1973-1 C.B. 187.

     (f) There is no indebtedness between Acquiring Fund and Acquired Fund.

     (g) Acquired Fund has elected to be treated as a regulated investment company under Subchapter M of the Code, has qualified as a regulated investment company for each taxable year since its inception, and qualifies as such for its final taxable year ending on the closing date of the transaction.

     (h) Acquiring Fund has elected to be treated as a regulated investment company under Subchapter M of the Code, has qualified as a regulated investment company for each taxable year since its inception, and qualifies as such as of the date of the transaction.

     (i) Neither Acquiring Fund nor Acquired Fund is under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.
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Boards of Trustees
John Hancock Bond Fund
John Hancock Sovereign Bond Fund
September 15, 1995
Page 6


     (j) Acquiring Fund does not own and since its inception has not owned, directly or indirectly, any shares of Acquired Fund.

     (k) Acquiring Fund will not pay cash in lieu of fractional shares in connection with the transaction.

     (l) As of the date of the transaction, the fair market value of the Acquiring Fund Shares issued to Acquired Fund in exchange for the assets of Acquired Fund is approximately equal to the fair market value of the assets of Acquired Fund received by Acquiring Fund, minus the value of the Acquired Fund Liabilities assumed by Acquiring Fund.

     (m) Acquired Fund shareholders will not be in control (within the meaning of Sections 368(a)(2)(H) and 304(c) of the Code, which provide that control means the ownership of shares possessing at least 50% of the total combined voting power of all classes of shares that are entitled to vote or at least 50% of the total value of shares of all classes) of Acquiring Fund after the transaction.

     (n) The principal business purposes of the transaction are to combine the assets of Acquiring Fund and Acquired Fund in order to capitalize on economies of scale in expenses such as the costs of accounting, legal, transfer agency, insurance, custodial, and administrative services and to increase diversification.

     (o) As of the date of the transaction, the fair market value of the Class A Acquiring Fund Shares received by each holder of Class A Acquired Fund Shares is approximately equal to the fair market value of the Class A Acquired Fund Shares surrendered by such shareholder, and the fair market value of the Class B Acquiring Fund Shares received by each holder of Class B Acquired Fund Shares is approximately equal to the fair market value of the Class B Acquired Fund Shares surrendered by such shareholder.

     (p) There is no plan or intention on the part of any shareholder of Acquired Fund that owns beneficially 5% or more of the Acquired Fund Shares and, to the best knowledge of management of Acquired Fund, there is no plan or intention on the part of the remaining shareholders of Acquired Fund to sell, redeem, exchange or otherwise dispose of a number of the Acquiring Fund Shares received in the transaction that would reduce the aggregate ownership of the Acquiring Fund Shares by former Acquired Fund shareholders to a number of shares having a value, as of the date of the transaction, of less than fifty percent (50%) of the value of all of the formerly outstanding Acquired Fund Shares as of the same date. Shares of Acquired Fund and Acquiring Fund held by


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Boards of Trustees
John Hancock Bond Fund
John Hancock Sovereign Bond Fund
September 15, 1995
Page 7


Acquired Fund shareholders and sold, redeemed, exchanged or disposed of prior or subsequent to the transaction as part of the plan of reorganization are taken into account for purposes of this representation.

     (q) Acquired Fund assets transferred to Acquiring Fund comprise at least ninety percent (90%) of the fair market value of the net assets and at least seventy percent (70%) of the fair market value of the gross assets held by Acquired Fund immediately prior to the transaction. For purposes of this representation, amounts used by Acquired Fund to pay its outstanding liabilities, including reorganization expenses, and all redemptions and distributions (except for redemptions in the ordinary course of business upon demand of a shareholder that Acquired Fund is required to make as an open-end investment company pursuant to Section 22(e) of the 1940 Act and regular, normal dividends, which dividends include any final distribution of previously undistributed investment company taxable income and net capital gain for Acquired Fund's final taxable year ending on the closing date of the transaction) made by Acquired Fund immediately preceding the transaction are taken into account as assets of Acquired Fund held immediately prior to the transaction.

     (r) The Acquired Fund Liabilities assumed by Acquiring Fund plus the liabilities, if any, to which the transferred assets are subject were incurred by Acquired Fund in the ordinary course of its business or are expenses of the transaction.

     (s) The fair market value of the Acquired Fund assets transferred to Acquiring Fund equals or exceeds the sum of the Acquired Fund Liabilities assumed by Acquiring Fund and the amount of liabilities, if any, to which the transferred assets are subject.

     (t) The total adjusted basis of the Acquired Fund assets transferred to Acquiring Fund equals or exceeds the sum of the Acquired Fund Liabilities assumed by Acquiring Fund and the amount of liabilities, if any, to which the transferred assets are subject.

     (u) Acquired Fund does not pay compensation to any shareholder-employee.

     (v) Acquired Fund has no outstanding warrants, options, convertible securities or any other type of right pursuant to which any person could acquire Acquired Fund Shares.


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Boards of Trustees
John Hancock Bond Fund
John Hancock Sovereign Bond Fund
September 15, 1995
Page 8

                                     OPINION
                                     -------

     On the basis of and subject to the foregoing and in reliance upon the representations described above, we are of the opinion that

     (a) The acquisition by Acquiring Fund of all of the assets of Acquired Fund solely in exchange for the issuance of Acquiring Fund Shares to Acquired Fund and the assumption of all of the Acquired Fund Liabilities by Acquiring Fund, followed by the distribution by Acquired Fund, in liquidation of Acquired Fund, of Acquiring Fund Shares to Acquired Fund shareholders in exchange for their Acquired Fund Shares and the termination of Acquired Fund, will constitute a "reorganization" within the meaning of Section 368(a)(1)(C) of the Code. Acquiring Fund and Acquired Fund will each be "a party to a reorganization" within the meaning of Section 368(b) of the Code.

     (b) No gain or loss will be recognized by Acquired Fund upon (i) the transfer of all of its assets to Acquiring Fund solely in exchange for the issuance of Acquiring Fund Shares to Acquired Fund and the assumption of all of the Acquired Fund Liabilities by Acquiring Fund and (ii) the distribution by Acquired Fund of such Acquiring Fund Shares to the shareholders of Acquired Fund (Sections 361(a) and 361(c) of the Code).

     (c) No gain or loss will be recognized by Acquiring Fund upon the receipt of the assets of Acquired Fund solely in exchange for the issuance of Acquiring Fund Shares to Acquired Fund and the assumption of all of the Acquired Fund Liabilities by Acquiring Fund (Section 1032(a) of the Code).

     (d) The basis of the assets of Acquired Fund acquired by Acquiring Fund will be, in each instance, the same as the basis of such assets in the hands of Acquired Fund immediately prior to the transfer (Section 362(b) of the Code).

     (e) The tax holding period of the assets of Acquired Fund in the hands of Acquiring Fund will, in each instance, include Acquired Fund's tax holding period for those assets (Section 1223(2) of the Code).

     (f) The shareholders of Acquired Fund will not recognize gain or loss upon the exchange of all of their Acquired Fund Shares solely for Acquiring Fund Shares as part of the transaction (Section 354(a)(l) of the Code).
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Boards of Trustees
John Hancock Bond Fund
John Hancock Sovereign Bond Fund
September 15, 1995
Page 9


     (g) The basis of the Acquiring Fund Shares received by the Acquired Fund shareholders in the transaction will be the same as the basis of the Acquired Fund Shares surrendered in exchange therefor (Section 358(a)(1) of the Code).

     (h) The tax holding period of the Acquiring Fund Shares received by Acquired Fund shareholders will include, for each shareholder, the tax holding period for the Acquired Fund Shares surrendered in exchange therefor, provided the Acquired Fund Shares were held as capital assets on the date of the exchange (Section 1223(1) of the Code).

     No opinion is expressed or implied regarding the federal income tax consequences to Acquiring Fund, Acquired Fund or Acquired Fund shareholders of any conditions existing at the time of, effects resulting from, or other aspects of the transaction except as expressly set forth above.

                                            Very truly yours,


                                            /s/ Hale and Dorr


                                            Hale and Dorr